                                                                    EXHIBIT 99.1

                         STATEMENT OF UNANIMOUS CONSENT
                          TO ACTION TAKEN IN LIEU OF A
                    SPECIAL MEETING OF THE BOARD OF DIRECTORS
                                       OF
                              SEARCHHOUND.COM, INC.


               In lieu of a special meeting of the board of directors of SEARCHHOUND.COM, Inc., a Nevada corporation (the "Company"), the undersigned being all of the directors of said Company entitled to vote on the resolutions set forth below, do hereby consent to the adoption of, and do hereby adopt, the following resolutions and declare them to be in full force and effect as if they had been duly adopted at a meeting of the directors of the Company, duly called, noticed and held.


        WHEREAS, the Board of Directors approved and directed the Chief Executive Officer of the Company and/or such other officers of the Company as the Chief Executive Officer may designate (the "Designees"), to take any and all actions which they deem necessary under the Securities Act of 1933, as amended (the "1933 Act"), to register with the Securities and Exchange Commission (the "Commission") 1,500,000 shares of Class A Common Stock, par value $0.001 of the Company (the "Shares") to be issued to employees and consultants in lieu of compensation for services rendered to the Company and to members of the Board of Directors pursuant to the Board Directors Compensation Package, attached hereto as Exhibit A (the "Package");

        NOW THEREFORE, BE IT:

        "RESOLVED, that the Board believes it to be in the best interest of the Company to issue, and hereby authorizes the issuance by Madison Stock Transfer Company of, 200,000 Shares to the members of the Board appearing on Exhibit B, attached hereto, in the amounts appearing opposite each Board member's name;"

        "FURTHER RESOLVED, that the Board believes it to be in the best interest of the Company to issue, and hereby authorizes the issuance by Madison Stock Transfer Company of 565,299 Shares to the employees and consultants appearing on Exhibit C, attached hereto, in the amounts appearing opposite each employee's or consultant's name;"

        "FURTHER RESOLVED, that the Board believes it to be in the best interest of the Company to issue, and hereby authorizes the issuance by Madison Stock Transfer Company 100,000 Shares to Brad Cohen and 100,000 Shares to Dave Mullikin pursuant to their respective employment agreements with the Company;"

        "FURTHER RESOLVED, that upon the issuance of the Shares to those individuals listed on Exhibit B and Exhibit C and to Dave Mullikin and Brad Cohen pursuant to their respective employment agreements, such Shares shall be validly issued, fully paid and nonassessable;

        FURTHER RESOLVED, that upon issuance of the remaining 534,701 registered Shares, such Shares will be validly issued, fully paid and nonassessable; and



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        "FURTHER RESOLVED, that all actions previously taken by any director, officer, employee or agent of the Company in connection with or related to the matters set forth in or reasonably contemplated or implied by the foregoing resolutions be, and each of them hereby is, adopted, ratified, confirmed and approved in all respects as the acts and deeds of the Company."



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This Statement of Unanimous Written Consent may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute a single Statement of Unanimous Written Consent. Signatures to this Statement of Unanimous Written Consent may be given by facsimile or electronic transmission and such signatures shall have the same force and effect as manually signed originals.

Dated as of December 18, 2000

                                            DIRECTORS:


                                            /s/ John Flanders
                                            ------------------------------------
                                            John Flanders


                                            /s/ Art Fillmore
                                            ------------------------------------
                                            Art Fillmore


                                            /s/ Brad Cohen
                                            ------------------------------------
                                            Brad Cohen


                                            /s/ Dave Mullikin
                                            ------------------------------------
                                            Dave Mullikin



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                                    EXHIBIT A

                              SEARCHHOUND.COM, INC.
                               BOARD OF DIRECTORS
                              COMPENSATION PACKAGE


ACTIVITY
    Monthly telephone Board calls (approximately 30 minutes) will be held near the 15th of the month to review operations, financial performance, and Board relevant issues.
    Ad hoc calls as needed.
    Quarterly "in person" meeting for 1/2 day.
    Interim items may include reviewing strategic partnerships, acquisition opportunities, SEC filings, etc.
    Assistance with significant partners, fundraising, financing, IR, PR, etc.


EXTERNAL BOARD MEMBERS
Initial Appointment:
25,000 Shares (restricted)
50,000 Shares (S-8 unrestricted)


Annually:
5,000 shares (restricted) per quarter issued annually in December prorated for the current year.
$500 cash (or S-8 stock if cash flows preclude cash payment) for each Quarterly "in person" Board meeting.

Travel expenses related to Board activity

INTERNAL BOARD MEMBERS

Initial appointment
No additional compensation

Annually:
25,000 shares (restricted)

Travel expenses related to Board activity



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---------------------------------           ---------------------------------
ART FILLMORE, External Board Member         JOHN FLANDERS, External Board Member



----------------------------------          ---------------------------------
BRAD COHEN, Corporate Secretary,            DAVE MULLIKIN, President & CEO, and
Executive VP of Corporate Development,      Internal Board Member



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                                    EXHIBIT B


               NAME                                  SHARES
               ----                                  ------
               Art Fillmore                          75,000
               John Flanders                         75,000
               Dave Mullikin                         25,000
               Brad Cohen                            25,000


                                    EXHIBIT C

               NAME                                   SHARES
               ----                                   ------
               Dave Mullikin                         169,838
               Brad Cohen                            160,400
               Kyle Lutz                              24,416
               Ashley Hock                            24,416
               J.R. Lillard                            4,664
               Bhaskar Rayavaram                     169,065
               Wayne Sellers                           6,250
               Sharon Polk                             6,250